Exhibit 99.1

News Release

2012-09

Contact

Dianne VanBeber

Vice President, Investor Relations and Communications

dianne.vanbeber@intelsat.com

+1 202 944 7406

Intelsat Announces Tender Offers for Certain Notes of

Intelsat Jackson Holdings S.A.

Luxembourg, 12 April 2012

Intelsat S.A., the world’s leading provider of satellite services, today announced that its subsidiary, Intelsat Jackson Holdings S.A. (“Intelsat Jackson”), is commencing a tender offer (the “9  1/2% Offer”) to purchase for cash up to $310,000,000 aggregate principal amount (the “9  1/2% Tender Cap”) of its $701,913,000 outstanding 9  1/2% Senior Notes due 2016 (the “9  1/2% Notes”) and a tender offer (the “11  1/4% Offer” and together with the 9  1/2% Offer, the “Tender Offers”) to purchase for cash up to $470,000,000 aggregate principal amount (the “11  1/4% Tender Cap”; each of the 9  1/2% Tender Cap and the 11  1/4% Tender Cap, a “Tender Cap”) of its $1,048,220,000 outstanding 11  1/4% Senior Notes due 2016 (the “11  1/4% Notes” and together with the 9  1/2% Notes, the “Notes”). Each Tender Offer is being made independently of the other Tender Offer.

The Tender Offers are subject to the terms and conditions set forth in the Offer to Purchase, dated April 12, 2012, relating thereto (the “Offer to Purchase”).

The Notes and other information relating to the Tender Offers are listed in the table below. The tender offer documents more fully set forth the terms of the Tender Offers.

Notes	CUSIP Number(s)	Principal Amount Outstanding	Tender Cap	Tender Offer Consideration(l)	Consent Payment/ Early Tender Payment(1)	Total Consideration(l)(2)
9 1/2% Senior Notes due 2016	458207AF4	$701,913,000	$310,000,000	$1,009.17	$30.00	$ 1,039.17
11 1/4 % Senior Notes due 2016	45820EAX0	$1,048,220,000	$470,000,000	$1,015.50	$30.00	$ 1,045.50

(1)       Per $1,000 principal amount of Notes and excluding accrued and unpaid interest, which will be paid in addition to the Total Consideration or Tender Offer Consideration, as applicable.

(2)       Includes the Early Tender Payment.

Holders who validly tender their Notes prior to 5:00 p.m., New York City time, on Wednesday, April 25, 2012 (with respect to each series of Notes, the

“Early Tender Time”) will be eligible to receive total consideration of $1,039.17 per $1,000 principal amount of 9  1/2% Notes and $1,045.50 per $1,000 principal amount of 11  1/4% Notes, each of which includes an early tender payment of $30.00 per $1,000 principal amount of Notes tendered. Holders must validly tender and not validly withdraw their Notes, and have their Notes accepted for purchase in the applicable Tender Offer, at or prior to the Early Tender Time in order to be eligible to receive the total consideration, including the early tender payment.

If the purchase of all validly tendered Notes of a series would cause us to purchase a principal amount greater than the applicable Tender Cap set forth above, then the relevant Tender Offer will be oversubscribed and Intelsat Jackson, if it accepts Notes in such Tender Offer, will accept for purchase tendered Notes on a prorated basis as described in the Offer to Purchase.

The Tender Offers are scheduled to expire at 12:00 midnight, New York City Time, on Wednesday, May 9, 2012, unless extended or earlier terminated by Intelsat Jackson (the “Expiration Time”).

Holders tendering their Notes after the Early Tender Time but before the Expiration Time will receive the tender offer consideration of $1,009.17 per $1,000 principal amount of 9  1/2% Notes tendered and $1,015.50 per $1,000 principal amount of 11  1/4% Notes tendered, subject to the applicable Tender Cap and any required proration with respect to each series of Notes as described in the Offer to Purchase.

Upon the terms and conditions described in the Offer to Purchase, payment for Notes accepted for purchase will be made:

(1) with respect to the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time, and subject to the Tender Cap and any required proration with respect to each series of Notes, promptly after such acceptance for purchase (which is currently expected to be Thursday, April 26, 2012, unless the Early Tender Time is extended), and

(2) with respect to Notes validly tendered after the Early Tender Time but at or before the Expiration Time, and subject to the Tender Cap and any required proration with respect to each series of Notes, promptly after the Expiration Time (which is currently expected to be Thursday, May 10, 2012, unless the applicable tender offer is extended).

Holders whose Notes are accepted for purchase will receive accrued and unpaid interest from the last interest payment date to, but not including, the date on which such Notes are purchased.

Tendered Notes may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on Wednesday, April 25, 2012, unless extended by Intelsat Jackson for each series (the “Withdrawal Deadline”). Holders of Notes who tender their Notes after the Withdrawal Deadline, but on or prior to the Expiration Time, may not withdraw their tendered Notes.

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Each Tender Offer is conditioned upon the satisfaction of certain conditions, including Intelsat Jackson receiving funds sufficient to pay the applicable Total Consideration with respect to the relevant Notes. Subject to applicable law, Intelsat Jackson may also terminate either of the Tender Offers at any time before the Expiration Time in its sole discretion.

Intelsat Jackson has retained Goldman, Sachs & Co. to act as the dealer manager (the “Dealer Manager”) for each of the Tender Offers. Global Bondholder Services Corporation will act as the Information Agent and the Depositary for each of the Tender Offers. Questions regarding either of the Tender Offers should be directed to Goldman, Sachs & Co. at (800) 828-3182 (toll-free) or (212) 357-0345 (collect). Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 470-3900 (toll-free) or (212) 430-3774 (collect).

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to any Notes. Each Tender Offer is being made solely pursuant to the Offer to Purchase and related documents. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offers to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Intelsat Jackson by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Intelsat

Intelsat is the leading provider of satellite services worldwide. For over 45 years, Intelsat has been delivering information and entertainment for many of the world’s leading media and network companies, multinational corporations, Internet Service Providers and governmental agencies. Intelsat’s satellite, teleport and fiber infrastructure is unmatched in the industry, setting the standard for transmissions of video, data and voice services. From the globalization of content and the proliferation of HD, to the expansion of cellular networks and broadband access, with Intelsat, advanced communications anywhere in the world are closer, by far.

Intelsat Safe Harbor Statement

Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside of Intelsat’s control. Known risks include, among others, the risks included in

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Intelsat’s annual report on Form 10-K for the year ended December 31, 2011 and its other filings with the U.S. Securities and Exchange Commission, the political, economic and legal conditions in the markets we are targeting for communications services or in which we operate and other risks and uncertainties inherent in the telecommunications business in general and the satellite communications business in particular. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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